Exhibit 3.1

THE AMENDED AND RESTATED BYLAWS OF SOLERA NATIONAL BANCORP, INC.
(effective June 17, 2010)

Table of Contents

(continued)

SOLERA NATIONAL BANCORP, INC.

BYLAWS

ARTICLE I
OFFICES

Section 1.  Registered Office.  The registered office shall be 3500 South Dupont Highway, City of Dover, County of Kent, State of Delaware.

Section 2.  Other Offices.  The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and place, as may be designated by the board of directors.

Section 3.  Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.  Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the place, date and hour of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, (a) may be called by (i) the chairman of the board, or (ii) the president and (b) shall be called by any stockholder at the request in writing of (i) a majority of the board of directors, or (ii) by the holders of ten percent or more of the outstanding shares of stock of the corporation.  Such request shall state the purpose or purposes of the proposed meeting, and the date and hour for such special meeting.

Section 6.  Notice of Special Meetings.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, may be given but is not required to be given.  If given, such notice shall be provided not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 7.  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not  be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.  Order of Business.  At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting:  chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to  questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 9.  Majority Vote.  Except as otherwise provided in the certificate of incorporation or by law, a majority of voting power present shall decide any matter properly before the stockholders at a meeting at which a quorum is present, except that directors shall be elected by plurality of the votes actually cast.

Section 10.  Method of Voting.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.  Consent of Stockholders in Lieu of Meeting.  Any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE III
DIRECTORS

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by  law or by the certificate of incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Number of Directors.  The number of directors of the corporation shall be such number not be less than one (1) as the board of directors shall designate by resolution from time to time, except that in the absence of any such designation, such number shall be two (2).  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are chosen and qualified.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 3.  Election Qualification and Term of Office of Directors.  Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Section 4.  Notification of Nominations.  Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.  Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, fifteen days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons  (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 5.  First Meetings.  The first meeting of each newly elected board of directors shall be held at such place, date and hour as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the place, date and hour of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the place, date and hour so fixed by the stockholders, the meeting may be held at such place, date and hour as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.  Regular Meetings.  Regular meetings of the board of directors may be held without notice at such place, date and hour as shall from time to time be determined by the board.

Section 7.  Special Meetings.  Special meetings of the board may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 8.  Quorum; Majority Vote.  At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Action Without Meeting.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a  meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

Section 10.  Telephone and Similar Meetings.  Unless otherwise restricted by the certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11.  Notice of Meetings.  Notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given.  Notice of each special meeting of the board shall be given, if by mail, at least two days before the date on which the meeting is to be held or if sent by telephone, telefax, telegram or personally delivered, at least one day before the date on which the meeting is to be held.  Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 12.  Rules and Regulations.  The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of  the corporation or these bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

Section 13.  Resignations.  A director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation.  Such resignation shall take effect on the date of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14.  Removal of Directors.  Unless otherwise restricted by statute or by the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, at any time, by the holders of a majority of the shares then entitled to vote.

Section 15.  Vacancies.  Any vacancy occurring on the board of directors by reason of death, resignation, removal or otherwise, or newly created directorships resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors; provided however that the stockholders shall have the right, at any special meeting called from the purpose prior to such action by the board, to fill the vacancy.

Section 16.  Compensation of Directors.  By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid compensation as director or chair of any committee and for attendance at each meeting of the Board.  Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 17.  Committees of the Board of Directors.  The board of directors may from time to time designate one or more committees of the board, each committee to consist of one or more directors of the corporation.  One or more directors may be named as an alternate member to replace any absent or disqualified members.  To the extent provided by resolution of the board, each committee shall have and may exercise the lawfully delegable powers of the board of directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to documents.

The number of members on each committee may be increased or decreased from time to time by resolution of the board of directors.  Any member of any committee may be removed from such committee at any time by resolution of the board of directors.  Any vacancy occurring on a committee shall be filled by the board of directors, but the president may designate another director to serve on the committee pending action of the board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or such directors by law.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present.  Committees of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

ARTICLE IV
OFFICERS

Section 1.  Election; Qualifications.  The officers of the corporation shall be chosen by the board of directors and may be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary.  Any number of offices may be held by the same person, unless the certificate of incorporation otherwise provides.

Section 2.  Compensation of Officers and Agents.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.  The board of directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the board of directors deems advisable.  No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

Section 3.  Term; Removal.  The officers of the corporation shall hold office until the next annual election of officers and until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be  removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 4.  Resignation.  Subject at all times to the right of removal as provided in these bylaws, any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation.  Any such resignation shall take effect at the date of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors, may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

Section 6.  Chairman of the Board.  The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and meetings of the stockholders.  The chairman of the board shall counsel with and advise the president and perform such other duties as the board may from time to time  determine.  Except as otherwise provided by resolution of the board of directors, the chairman of the board shall be ex-officio a member of all committees of the board.

Section 7.  President.  The president shall be the chief executive officer of the corporation. The president, in the absence of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors.  The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8.  Vice Presidents.  In the absence or disability of the president, or at the instruction of the board of directors or the president, any vice president may perform the duties and exercise the powers of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  A vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 9.  Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10.  Assistant Secretary.  In the absence or disability of the secretary, or at the instruction of the board of directors or the secretary, any assistant secretary may perform the duties and exercise the powers of the secretary, and when so acting, shall have the powers of and be subject to all the restrictions upon the secretary.  An assistant secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 11.  Treasurer.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 12.  Assistant Treasurer.  In the absence or disability of the treasurer, or at the instruction of the board of directors or the treasurer, any assistant treasurer may perform the duties and exercise the powers of the treasurer and, when so acting, shall have the power of and be subject to all the  restrictions upon the treasurer.  An assistant treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 13.  Delegation of Authority.  The board of directors may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any provision hereof.

Section 14.  Execution of Instruments.  All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged or delivered by such officer and officers or such agent or agents of the corporation and in such manner as the board of directors may from time to time determine.

Section 15.  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the board of directors, the president or any officer of the corporation authorized by the president shall have the power to vote and otherwise act of behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of the stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
INDEMNIFICATION

The corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status of such or their acts, omissions or services rendered in such capacities.  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability in the manner and to the extent that it shall indemnify any director or officer under this ARTICLE V.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.  Certificates of Stock.  Every holder of stock in the corporation shall be entitled to a certificate or certificates representing such shares, which certificates shall be in such form as shall be determined by the board of directors.  Such certificates shall be executed on behalf of the corporation by the president or a vice president, and the secretary or an assistant secretary, of the corporation and, if the corporation has a seal, shall be sealed with the seal of the corporation or a facsimile thereof.  If the certificate is countersigned by a transfer agent or registrar, other than the corporation itself or an employee of the corporation, the signature of the president and secretary may be facsimile.  Certificates bearing the signatures of individuals who were, at the time when such signature shall have been affixed, authorized to sign on behalf of the corporation, shall be validly executed notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such certificates or did not hold such offices at the date of delivery of such certificates.

No certificate shall be issued until the consideration therefor has been fully paid.  Each certificate representing shares of the corporation shall state upon the face thereof the name of the corporation, that the corporation is organized under the laws of the State of Tennessee, the name of the registered holder of the shares represented thereby, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 2.  Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the  owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.  Registrar and Transfer Agent.  The corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the board of directors, a register or registers in which, subject to such reasonable regulations as the board of directors may prescribe, the registrar and transfer agent shall register the stock of the corporation and the transfers thereof.  Except as otherwise provided by resolution of the board of directors, the registrar and transfer agent shall be the secretary of the corporation.

Section 4.  Registration of Transfer and Exchange.  Upon surrender for registration of transfer of any stock certificate with the registrar and transfer agent, the corporation shall execute, in the manner set forth in Section 1 of this Article, one or more new certificates of the same class and of a like aggregate monetary amount, and the registrar and transfer agent shall deliver the same in the name of and to the designated transferee or transferees.

At the option of the stockholder, certificates may be exchanged for other certificates of the same class and of a like aggregate monetary amount in any authorized denominations upon surrender of the certificates to be exchanged with the registrar and transfer agent.  Upon such surrender, the corporation shall execute, in the manner set forth in Section 1 of this Article, and the registrar and transfer agent shall deliver the new certificate or certificates to the holder thereof.

Every certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the board of directors or the registrar and transfer agent) by a written instrument or instruments of transfer, in form satisfactory to the board of directors or the registrar and transfer agent, duly executed by the registered stockholder or by such stockholder’s duly authorized attorney in writing.

No service charge shall be made for any exchange or registration of transfer of certificates, but the corporation may, with respect to transactions not involving a transfer, require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

Upon the order of the board of directors, certificates presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of in accordance with standard procedures.

Section 5.  Restriction on Transfer of Securities.  During any time which the corporation issues any securities that are not registered under the Securities Act of 1933, as amended, the transfer of any such unregistered securities shall be restricted such that they may not be reoffered, sold, pledged, assigned, encumbered, transferred or otherwise disposed of, and the registrar and transfer agent shall not register any such sale or transfer thereof unless the corporation has received an opinion of counsel or other evidence satisfactory to the board of directors to the effect that the securities have been validly registered with all appropriate authorities or that the securities are or the transaction is exempt from registration thereunder.  To the fullest extent permitted by law, any transfer or purported transfer of any unregistered security not made in accordance with these bylaws shall be null and void.  The certificates shall bear appropriate legends evidencing the restrictions on transfer.

Section 6.  Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to  notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7.  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
NOTICES

Section 1.  Method.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such stockholder or director, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telephone, telefax, telegram, or notice may be personally delivered, and shall be deemed delivered when received.

Section 2.  Waiver.  Whenever notice is required to be given pursuant to statute, the certificate of incorporation or the bylaws, a waiver thereof in writing, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a  person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation.

ARTICLE VIII
GENERAL PROVISIONS

Section 1.  Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

Section 2.  Dividends.  The board of directors may declare and the corporation may make distributions on its outstanding shares in cash, property or shares of the corporation in accordance with law and subject to the certificate of incorporation.

Section 3.  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4.  Fiscal Year.  The fiscal year of the corporation shall be, in the absence of a contrary resolution of the board of directors, the calendar year.

Section 5.  Seal.  The corporate seal shall have inscribed thereon whatever is required by law and any other information approved and adopted by the board of directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.  Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the board of directors, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

ARTICLE IX
AMENDMENT AND CONSTRUCTION

Section 1.  Amendment.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors.  The stockholders of the corporation shall have the  power to adopt, amend or repeal any provisions of the bylaws only to the extent and in the manner provided in the certificate of incorporation of the corporation.

Section 2.  Severability.  If any term or other provision of these bylaws is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other provisions of these bylaws shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of these bylaws is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.